EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-258339) and Form S-8 (File No. 333-265897) of our report dated January 27, 2023 with respect to the audited consolidated financial statements of Kaival Brands Innovations Group, Inc. and its subsidiaries (collectively, the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended October 31, 2022.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 27, 2023